EXHIBIT 10.27

LEASE

between

VACAVILLE REAL ESTATE TRUST 2001
as Lessor,

and

GENENTECH, INC.
as Lessee

___________________________

Dated as of October 26, 2001

___________________________

THIS LEASE IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF THE CHASE MANHATTAN BANK, AS COLLATERAL AGENT (THE "COLLATERAL AGENT"), UNDER THE COLLATERAL TRUST AGREEMENT, DATED AS OF OCTOBER 26, 2001 AMONG VACAVILLE REAL ESTATE TRUST 2001, DNA FINANCE CORP., AND COLLATERAL AGENT, AS AMENDED OR SUPPLEMENTED. THIS LEASE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE OF THE STATE OF NEW YORK OR CALIFORNIA), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE COLLATERAL AGENT ON THE SIGNATURE PAGE HEREOF.

TABLE OF CONTENTS
SECTION 1. DEFINITIONS, INTERPRETATIONS
1.1	Definitions; Interpretation
SECTION 2. PROPERTY AND TERM
2.1	Property
2.2	Lease Term
2.3	Title
SECTION 3. RENT
3.1	Rent
3.2	Supplemental Rent
SECTION 4. UTILITY CHARGES
4.1	Utility Charges
SECTION 5. QUIET ENJOYMENT
5.1	Quiet Enjoyment
5.2	Rights of Lessee
SECTION 6. NET LEASE
6.1	Net Lease; No Setoff; Etc
6.2	No Termination or Abatement
SECTION 7. OWNERSHIP OF PROPERTY
7.1	Ownership of the Property
7.2	Property Taxes
SECTION 8. CONDITION OF PROPERTY
8.1	Condition of the Property
8.2	Possession and Use of the Property
SECTION 9. COMPLIANCE
9.1	Compliance with Legal Requirements and Insurance Requirements
9.2	Environmental Matters
SECTION 10. MAINTENANCE AND REPAIR
10.1	Maintenance and Repair; Return
10.2	Return Requirements
10.3	Right of Inspection
10.4	Environmental Inspection
SECTION 11. MODIFICATIONS
11.1	Modifications, Substitutions and Replacements
SECTION 12. TITLE
12.1	Warranty of Title
12.2	Grants and Releases of Easements
SECTION 13. PERMITTED CONTESTS
13.1	Permitted Contests Other Than in Respect of Impositions
SECTION 14. INSURANCE
14.1	Public Liability and Workers' Compensation Insurance
14.2	Hazard and Other Insurance
14.3	Coverage
SECTION 15. CONDEMNATION AND CASUALTY
15.1	Casualty and Condemnation
SECTION 16. LEASE TERMINATION
16.1	Termination upon Certain Events
16.2	Procedures
SECTION 17. DEFAULT
17.1	Lease Events of Default
17.2	Final Payment
17.3	Lease Remedies
17.4	Waiver of Certain Rights
17.5	Assignment of Rights Under Contracts
17.6	Remedies Cumulative
17.7	Lessee's Rights to Purchase
SECTION 18. LESSOR'S RIGHT TO CURE
18.1	Lessor's Right to Cure Lessee's Lease Defaults
SECTION 19. LEASE TERMINATION
19.1	Exercise of Options
19.2	Effect of Conveyance
SECTION 20. PURCHASE OPTION
20.1	Purchase Option
20.2	Maturity Date Purchase Option
20.3	Beneficiary Interest Purchase Option
SECTION 21. SALE OF PROPERTY
21.1	Sale Procedure
21.2	Application of Proceeds of Sale
21.3	Indemnity for Excessive Wear
21.4	Appraisal Procedure
21.5	Lessor's Rights; Certain Obligations Continue
SECTION 22. HOLDING OVER
22.1	Holding Over
SECTION 23. RISK OF LOSS
23.1	Risk of Loss
SECTION 24. SUBLETTING AND ASSIGNMENT
24.1	Assignment
24.2	Subleases
SECTION 25. ESTOPPEL CERTIFICATES
25.1	Estoppel Certificates
SECTION 26. NO WAIVER
26.1	No Waiver
SECTION 27. ACCEPTANCE OF SURRENDER
27.1	Acceptance of Surrender
SECTION 28. NO MERGER OF TITLE
28.1	No Merger of Title
SECTION 29. NOTICES
29.1	Notices
SECTION 30. CONDOMINIUM PROVISIONS
30.1	Covenants
30.2	Assignment of Lessor's Rights under the Condominium Documents
SECTION 31. MISCELLANEOUS
31.1	Miscellaneous
31.2	Amendments and Modifications
31.3	Successors and Assigns
31.4	Counterparts
31.5	GOVERNING LAW
31.6	Limitations on Recourse
31.7	Memorandum of Lease
31.8	Priority
31.9	Usury Savings Provision
31.10	Liability of Wilmington Trust Company

                        LEASE (this "Lease"), dated as of October 26, 2001 between VACAVILLE REAL ESTATE TRUST 2001, a Delaware business trust, having its principal office c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, as lessor (the "Lessor"), and GENENTECH, INC., a Delaware corporation having its principal office at 1 DNA Way, South San Francisco, CA 94080-4990, as lessee (the "Lessee").

                        In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    DEFINITIONS, INTERPRETATIONS

                        1.1    Definitions; Interpretation. Capitalized terms used and not defined herein shall have the meanings assigned thereto in Annex A to the Participation Agreement, dated as of the date hereof, among Lessee, Wilmington Trust Company, not in its individual capacity except as set forth therein, but solely as Trustee, the Lessor, the financial institutions listed on Schedule II thereto as Investors, DNA Finance Corp., as SPC, the financial institutions listed on Schedule I thereto as Banks, The Chase Manhattan Bank, as Agent Bank, Collateral Agent and as CP Administrative Agent; and the rules of usage and interpretation set forth in Annex A to the Participation Agreement shall apply to this Lease Agreement.

SECTION 2.    PROPERTY AND TERM

                        2.1    Property. Subject to the terms and conditions hereinafter set forth, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the real property interests described on Schedule A attached hereto, and the other interests included in the term "Property Interest" (collectively, the "Property").

                        2.2    Lease Term. The Property is leased for the Term, unless earlier terminated in accordance with the provisions of this Lease.

                        2.3    Title. The Property is leased to Lessee without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, the Permitted Exceptions but not including any Lessor Liens), and all applicable Legal Requirements. Lessee shall in no event have any recourse against Lessor for any defect in Lessor's title to the Property, except for Lessor Liens.

SECTION 3.    RENT

                        3.1    Rent.  (a)  On each applicable Payment Date, Lessee shall pay the Basic Rent.

                        (b)    Basic Rent shall be due and payable in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor to the Funding Account or such other account or accounts at such bank or banks or to such other Person or in such other manner as Lessor shall from time to time direct in accordance with the Operative Agreements.

                        (c)    Neither Lessee's inability or failure to take possession of all, or any portion, of the Property when delivered by Lessor, nor Lessor's inability or failure to deliver all or any portion of the Property to Lessee, whether or not attributable to any act or omission of Lessee or any act or omission of Lessor, or for any other reason whatsoever, shall delay or otherwise affect Lessee's obligation to pay Rent in accordance with the terms of this Lease.

                        3.2    Supplemental Rent. Lessee shall pay to Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable (which shall, except for payments which have a specific due date in the Operative Agreements and except for interest at the Overdue Rate in this Section 3.2, be due on the date which is ten (10) Business Days after notice thereof is given to Lessee), and if Lessee fails to pay any Supplemental Rent after any applicable cure period, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall pay to Lessor as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Legal Requirements, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. Supplemental Rent shall include all Common Assessments and other charges payable by Lessor under the Condominium Documents. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent arising from acts or occurrences prior to such expiration or termination. Unless expressly provided otherwise in this Lease or any other Operative Agreement, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent. Nothing contained herein shall limit Lessee's right, if any, to seek refunds of Impositions or other charges paid by Lessee as part of Supplemental Rent to third parties pursuant to this Lease.

SECTION 4.    UTILITY CHARGES

                        4.1    Utility Charges. Subject to Lessee's rights of permitted contest pursuant to Section 13.1, Lessee shall pay, or cause to be paid, all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Property during the Term, including all attributable to the Property and payable under the Condominium Declaration and the Condominium Utility Agreement. Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee and the amount of any credit or refund received by Lessor on account of any utility charges paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for utilities imposed with respect to the Property for a billing period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, and each party shall pay or reimburse the other for each party's pro rata share thereof.

SECTION 5.    QUIET ENJOYMENT

                        5.1    Quiet Enjoyment. So long as no Lease Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy the Property for the Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor and free and clear of Lessor Liens.

                        5.2    Rights of Lessee. Subject to the other terms and conditions of the Operative Agreements, Lessee shall be entitled to do any of the following in Lessee's own name and to the exclusion of the Lessor during the Term without any notice to or consent of the Lessor, the Agent Bank or any other Participant, so long as no Lease Event of Default has occurred and is continuing and so long as Lessee does not thereby create any Lien on Lessor's title to the Property Interest (other than a Permitted Lien):

                        (a)    subject to Section 30.2, perform obligations arising under, enter into amendments of and to exercise and enforce the rights of the Lessor under the Condominium Documents;

                        (b)    perform obligations arising under, enter into amendments of and to exercise and enforce the rights of Lessee, the Lessor or the owner of the Property Interest under the Permitted Encumbrances;

                        (c)    subject to Section 30.2, perform obligations arising under, enter into amendments of and to exercise and enforce the rights of Lessee, the Lessor or the owner of the Property Interest with respect to, any other contracts or documents included within the definition of the term "Property Interest" or otherwise relating thereto; and

                        (d)    recover and retain any monetary damages or other benefit inuring to Lessee, the Lessor or the owner of the Property Interest through the enforcement of any rights, contracts or other documents described above or any ordinances, regulations and laws; provided, that (i) to the extent any such monetary damages may become payable as compensation for an adverse impact on value of the Property Interest, the rights of the Lessor and Lessee hereunder with respect to the collection and application of such monetary damages shall be the same as for condemnation proceeds payable because of a Condemnation, and (ii) payments in connection with the Utility Buy-In shall be applied in accordance with Section 13.9 of the Participation Agreement.

SECTION 6.    NET LEASE

                        6.1    Net Lease; No Setoff; Etc. This Lease shall constitute a net lease and, notwithstanding any other provision of this Lease, Lessee shall pay Basic Rent and Supplemental Rent without counterclaim, setoff, deduction or defense of any kind and without abatement, suspension, deferment, diminution or reduction of any kind, and Lessee's obligation to pay all such amounts is absolute and unconditional. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including, without limitation, to the maximum extent permitted by law: (a) any defect in the condition, merchantability, design, construction, quality or fitness for use of any portion of the Property, or any failure of the Property to comply with all Legal Requirements, including any inability to occupy or use the Property by reason of such non-compliance; (b) any damage to, abandonment, loss, contamination of or Release from or destruction of or any requisition or taking of the Property or any part thereof, including eviction; (c) any restriction, prevention or curtailment of or interference with any use of the Property or any part thereof, including eviction; (d) any defect in title to or rights to the Property or any Lien on such title or rights or on the Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by a Participant; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to a Participant or any other Person, or any action taken with respect to this Lease by any trustee or receiver of a Participant or any other Person, or by any court, in any such proceeding; (g) any claim that Lessee has or might have against any Person, including, without limitation, a Participant; (h) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Agreement or of any other agreement; (i) any invalidity or unenforceability or disaffirmance against or by Lessee of this Lease or any provision hereof or any of the other Operative Agreements or any provision of any thereof; (j) the impossibility of performance by Lessee, Lessor or both; (k) any action by any court, administrative agency or other Governmental Authority; (l) any restriction, prevention or curtailment of or any interference with the construction on or any use of the Property or any part thereof; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. This Lease shall be noncancellable by Lessee for any reason whatsoever except as expressly provided herein, and Lessee, to the extent permitted by Legal Requirements, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as otherwise expressly provided herein, Lessee shall, unless prohibited by Legal Requirements, nonetheless pay to Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto) an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part, and in such case, so long as such payments are made and no Lease Event of Default shall have occurred and be continuing, Lessor will deem this Lease to have remained in effect. Each payment of Rent made by Lessee hereunder shall be final and, absent manifest error in the computation of the amount thereof, Lessee shall not seek or have any right to recover all or any part of such payment from a Participant or any party to any agreements related thereto for any reason whatsoever. Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Property and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of Lessee or any subtenant of Lessee on any account or for any reason whatsoever. Nothing in this Section 6.1 or any other provision of this Lease shall constitute a waiver by Lessee of its right to bring an independent cause of action for damages, injunctive relief or declaratory judgment against Lessor for any default or breach by Lessor under this Lease or under any other Operative Agreement; provided, however, that no such cause of action shall under any circumstances entitle Lessee to off-set, abate, deduct from or defer the payment of Basic Rent, Supplemental Rent or such other sums as are payable by Lessee under the Operative Agreements.

                        6.2    No Termination or Abatement. Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Lessor, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of Lessor or by any court with respect to Lessor, except as otherwise expressly provided herein. Lessee hereby waives all right (i) to terminate or surrender this Lease, (except as otherwise expressly provided herein or in any other Operative Agreement), or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.

SECTION 7.    OWNERSHIP OF PROPERTY

                        7.1    Ownership of the Property. (a) Lessor and Lessee intend that (i) for financial accounting purposes with respect to Lessee (A) this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards (SFAS) No. 13, as amended, and all EITF pronouncements pursuant thereto, (B) Lessor will be treated as the owner and lessor of the Property and (C) Lessee will be treated as the lessee of the Property, but (ii) for all federal, state and local taxes, income taxes, franchise taxes, withholding taxes, any other taxes measured by net income and for property, sales, use and transfer taxes and all other purposes (other than for financial accounting purposes) (A) this Lease will be treated as a financing arrangement, (B) the SPC (or the Banks or CP Holders directly) will be treated as a senior lender making loans to Lessee in an amount equal to the SPC Loans, which SPC Loans are secured by the Property, (C) Lessor (or Investors) will be treated as a subordinated lender making a loan to Lessee in an amount equal to the Investor Contribution, which loan is secured by the Property, and (D) Lessee will be treated as the owner of the Property and will be entitled to all tax benefits ordinarily available to an owner of property like the Property for such tax purposes. Each of the parties agrees that it will report the transactions contemplated by the Operative Agreements on all applicable Tax returns, reports and statements in a manner consistent with the intention of the parties expressed in this Section 7.1(a) and in the Trust Agreement unless, as a result of an action initiated against it by a taxing authority, such party determines in its reasonable discretion to report the transaction in a manner consistent with the action taken by such taxing authority; provided that a change in income tax reporting shall be made only as a result of an action taken against such party by a taxing authority with respect to income taxes.

                        (b)    Lessor and Lessee further intend and agree that, for the purpose of securing Lessee's obligations for the repayment of the above-described loans, (i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code and a real property mortgage or deed of trust, as applicable; (ii) the leasing provided for in Section 2 shall be deemed a grant of a security interest in and a mortgage lien on the Lessee's right, title and interest in the Property (including the right to exercise all remedies as are contained in the Mortgage and Memorandum of Lease upon the occurrence of a Lease Event of Default) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property, for the benefit of the Lessor to secure the Lessee's payment of all amounts owed by the Lessee under this Lease and the other Operative Agreements and Lessor holds title to the Property so as to create and grant a first lien and prior security interest in the Property (A) pursuant to this Lease for the benefit of the SPC under the Assignment of Lease, to secure to SPC the obligations of the Lessee under the Lease and (B) pursuant to the Mortgage to secure to the SPC the obligations of the Lessor under the Mortgage and the SPC Notes (subject to the release and reconveyance provisions therein, including those applicable in the event Lessee duly delivers the Maturity Date Election Notice or as provided in Section 21 hereof); (iii) the possession by Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-313 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgements, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under applicable law. Lessor and Lessee shall, to the extent consistent with this Lease, take such actions as may be necessary to ensure that, if this Lease were deemed to create a security interest in the Property in accordance with this Section, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the Term.

                        (c)    Lessor and Lessee further intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee or Lessor, the transactions evidenced by this Lease shall be regarded as loans made by an unrelated third party lender to Lessee.

                        7.2    Property Taxes. The Lessee shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of the Property ("Property Taxes"). Any notices, correspondence and other documents with respect to such taxes received by Lessor shall be promptly forwarded within ten (10) days after receipt to Lessee or any designated representative of the Lessee. Lessee may contest any appraised value of the Property with respect to Property Taxes or any items contained in such notices, correspondence and other documents with respect to Property Taxes with the appropriate Government Authority and shall have the sole control of such contest and sole right to any refunds derived therefrom; provided, however, that where such contest relates to an Imposition subject to indemnification under Section 12.2(a) of the Participation Agreement, Lessee's right to contest shall be subject to Section 12.2(b) of the Participation Agreement.

SECTION 8.    CONDITION OF PROPERTY

                        8.1    Condition of the Property. LESSEE ACKNOWLEDGES AND AGREES THAT IT IS RENTING THE PROPERTY "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR AND SUBJECT TO (A) THE EXISTING STATE OF TITLE (EXCEPT FOR LESSOR LIENS), (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW AND (D) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF. EXCEPT FOR ITS OBLIGATIONS UNDER THE OPERATIVE DOCUMENTS WITH RESPECT TO LESSOR LIENS ATTRIBUTABLE TO IT, NO PARTICIPANT HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED, INCLUDING THE CONDITION OF ANY IMPROVEMENTS THEREON, THE SOIL CONDITION, OR ANY ENVIRONMENTAL VIOLATION OR HAZARDOUS CONDITION) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND NO PARTICIPANT SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT. NOTHING CONTAINED HEREIN SHALL LIMIT LESSEE'S RIGHTS AGAINST ANY PERSON (EXCEPTING LESSOR AND THE PARTICIPANTS) ON ACCOUNT OF ANY ASPECT OF THE CONDITION, QUALITY OR TITLE OF THE PROPERTY, PURSUANT TO ANY EXPRESS OR IMPLIED WARRANTY OR COVENANT.

                        8.2    Possession and Use of the Property. The Property shall be used in accordance with all applicable Legal Requirements. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property. Lessee shall not commit or permit any waste of the Property or any part thereof.

SECTION 9.    COMPLIANCE

                        9.1    Compliance with Legal Requirements and Insurance Requirements. Subject to the terms of Section 13 relating to permitted contests, Lessee, at its sole cost and expense, shall (a) comply in all material respects with all Legal Requirements (including all Environmental Laws) and Insurance Requirements relating to the Property, including the use, construction, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Property, and (b) procure, maintain and comply with all material licenses, permits, orders, approvals, consents and other authorizations required for the construction, renovation, use, maintenance and operation of the Property and for the use, operation, maintenance, repair and restoration of the Improvements.

                        9.2    Environmental Matters.  (a)  Promptly upon Lessee's Knowledge of the presence of Hazardous Substances in any portion of the Property in concentrations and conditions that constitute an Environmental Violation the anticipated cost to cure or remediate which could exceed $300,000, Lessee shall notify Lessor in writing of such condition. In the event of such Environmental Violation, Lessee shall, not later than thirty (30) days after Lessee has actual knowledge of such Environmental Violation, either deliver to Lessor and the Collateral Agent an Officer's Certificate and a Termination Notice with respect to the Property pursuant to Section 16.1, if applicable, or, at Lessee's sole cost and expense, promptly and diligently undertake any response, clean up, remedial or other action necessary to remove, cleanup or remediate the Environmental Violation in accordance with the terms of Section 9.1. If Lessee does not deliver a Termination Notice with respect to the Property pursuant to Section 16.1, Lessee shall, upon completion of remedial action by Lessee, cause to be prepared by an environmental consultant reasonably acceptable to Lessor a report describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that such Environmental Violation has been remedied in compliance with applicable Environmental Laws or any applicable orders of a Governmental Authority pertaining thereto.

                        (b)    Lessee shall comply with all contingency plans, and all asbestos abatement or maintenance plans, established or recommended from time to time with respect to the Property by the Environmental Engineer.

                        (c)    Lessee shall provide to Lessor, within five (5) Business Days of receipt, copies of all written or electronic communications with any Governmental Authority relating to any Environmental Violation in connection with the Property the anticipated cost to cure or remediate which could exceed $300,000. Lessee shall also promptly provide such detailed reports of any such Environmental Claims as reasonably may be requested by Lessor, any Investor or the Agent Bank.

SECTION 10.    MAINTENANCE AND REPAIR

                        10.1    Maintenance and Repair; Return.  (a)  Lessee, at its sole cost and expense, shall maintain the Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by Section 9.1 and on a basis reasonably consistent with the operation and maintenance of commercial properties comparable in type and location to the Property subject, however, to the provisions of Section 15 with respect to Condemnation and Casualty.

                        (b)    Lessor shall under no circumstances be required to build any Improvements on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Lease (except for Lessor's obligations under the Participation Agreement to advance to Lessee Project Costs, including, without limitation, Permitted Leasehold Improvement Costs), or maintain the Property in any way. Without limiting Lessor's obligations under Section 15, Lessor shall not be required to maintain, repair or rebuild all or any part of the Property, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of the Property, or (ii) make repairs at the expense of Lessor pursuant to any Legal Requirement, Insurance Requirement, contract, agreement, covenants, condition or restriction at any time in effect.

                        10.2    Return Requirements. Lessee shall, upon the expiration or earlier termination of the Term, vacate, surrender and transfer the Property to Lessor, at Lessee's own expense, free and clear of all Liens other than Permitted Liens described in clauses (i), (v), (viii) and (ix) of the definition of Permitted Liens, Liens described in clause (ii) of the definition of Permitted Exceptions, and Lessor Liens, in good condition, ordinary wear and tear and Modifications permitted hereunder excepted, and in compliance with all Legal Requirements and the other requirements of this Lease (and in any event without (x) any asbestos or asbestos containing materials installed or maintained in any part of the Property, (y) any polychlorinated biphenyls (PCBs) in, on or used, stored or located at the Property, and (z) any other Hazardous Substances in violation of any Environmental Laws). Unless Lessee has previously irrevocably exercised the Maturity Date Purchase Option, Lessee shall provide, or cause to be provided or accomplished, at the sole cost and expense of Lessee, to or for the benefit of Lessor or a purchaser, at least thirty (30) days prior to the expiration or earlier termination of the Term, each of the following: (i) an endorsement to the title policy issued for the Property Interest showing (A) record title of the Lessor in the Property Interest subject to no Liens other than Permitted Liens described in clauses (i), (v), (viii) and (ix) of the definition of Permitted Liens, Liens described in clause (ii) of the definition of Permitted Exceptions, and Lessor Liens and (B) the Mortgage as a valid and perfected first lien; (ii) an environmental assessment for the Property satisfying the requirements set forth in Section 10.4 below; (iii) an assignment (to the extent assignable) of all of the Lessee's right, title and interest in and to each agreement executed by Lessee in connection with the construction, operation, renovation, development, use, maintenance or operation of the Property (including all warranty, performance, service and indemnity provisions) but only to the extent attributable to the Property (it being understood Lessee shall retain its right, title and interest in each such agreement to the extent attributable to the remainder of the Subdivision); (iv) an assignment of all of the Lessee's right, title and interest in and to any subleases of the Property; (v) copies of all plans and specifications (other than proprietary information) relating to the design, construction, renovation or development of the Property; (vi) an assignment (to the extent assignable) of all permits, licenses, approvals and other authorizations from all Governmental Authorities in connection with the construction, operation and use of the Property (but only to the extent attributable to the Property); (vii) copies of all books, records, budgets and construction schedules (other than proprietary information of Lessee), with respect to the construction, renovation, maintenance, repair, operation or use of the Property (but only to the extent attributable to the Property); (viii) a customary estoppel certificate in form and substance reasonably acceptable to Lessor from the Condominium Board, and (ix) evidence satisfactory to the Lessor that the costs incident to any Permitted Contest engaged in pursuant to Section 13.1 hereof have been paid and satisfied in full. Lessee shall cooperate both before and after the Term with any independent purchaser of the Property in order to facilitate the ownership, operation and maintenance of the Property by such purchaser of the Property after such expiration or earlier termination of the Term, including providing all books, reports and records regarding the maintenance, repair and ownership of the Property and all data and technical information relating thereto, granting or assigning all licenses necessary for the operation and maintenance of the Property and cooperating in seeking and obtaining all necessary licenses, permits and approvals of Governmental Authorities. Lessee shall have also paid the total cost for the completion (or removal and restoration of the Improvements following such removal) of all Modifications commenced prior to such expiration or earlier termination of the Term. The obligation of Lessee under this Section 10.2 shall survive the expiration or termination of this Lease.

                        10.3    Right of Inspection. Subject to Section 14.21(c) of the Participation Agreement, Lessor and/ or the Investors may, during normal business hours upon not less than five (5) Business Days' written notice, and not more than twice in any 12-month period, enter upon, inspect and examine at its own cost and expense (unless a Lease Event of Default exists, in which case the out-of-pocket costs and expenses of Lessor and/ or the Investor shall be paid by Lessee) the Property. Upon request of Lessor, Lessee shall furnish to Lessor and/or the Investors statements, no more than once per year, accurate in all material respects, regarding the condition and state of repair of the Property. Lessor and/ or the Investors shall have no duty to make any such inspection or inquiry and shall not incur any liability or obligation by reason of not making any such inspection or inquiry.

                        10.4    Environmental Inspection. Unless Lessee has previously irrevocably exercised or is deemed to have elected to exercise the Purchase Option, the BI Purchase Option or the Maturity Date Purchase Option, not less than twelve (12) months prior to surrender of possession of the Property, Lessor shall, at Lessee's sole cost and expense, obtain a report by an environmental consultant selected by Lessor certifying that the Property or any portion thereof (i) does not contain Hazardous Substances in violation of any Environmental Law and (ii) is in compliance with all Environmental Laws. If such is not the case on such date, then Lessee shall be deemed to have irrevocably exercised the Maturity Date Purchase Option pursuant to Section 20.2.

SECTION 11.    MODIFICATIONS

                        11.1    Modifications, Substitutions and Replacements.  (a)  So long as no Lease Event of Default has occurred and is continuing, Lessee, at its sole cost and expense, may at any time and from time to time make modifications, alterations, renovations, improvements and additions to the Property or any part thereof, including, without limitation, the Permitted Leasehold Improvements (collectively, "Modifications"); provided, that: (i) except for any Modification required to be made pursuant to a Legal Requirement or an Insurance Requirement, no Modification, individually, or when aggregated with any (A) other Modification or (B) grant, dedication, transfer or release pursuant to Section 12.2, shall materially impair the value of the Property or the utility or useful life of the Property from that which existed immediately prior to such Modification; (ii) the Modification shall be performed expeditiously and in a good and workmanlike manner; (iii) Lessee shall comply with all Legal Requirements (including all Environmental Laws), the Condominium Documents, and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy, and the structural integrity of the Property shall not be adversely affected; (iv) Lessee shall maintain or cause to be maintained builders' risk insurance at all times when a Modification is in progress; (v) subject to the terms of Section 13 relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens arising with respect to the Modification; (vi) such Modifications shall comply with Sections 8.2 and 10.1 and shall not change the primary character of the Property or diminish the utility or the Fair Market Sales Value of the Property; and (vii) no Improvements shall be demolished, except to the extent such demolition (together with any Modifications to be constructed as part of the same project) does not impair the value, utility or useful life of the Property. All Modifications shall remain part of the realty and shall be subject to this Lease, and title thereto shall immediately vest in Lessor, except Modifications (excluding Permitted Leasehold Improvements) that can be readily removed without impairing the value, utility or remaining useful life of the Property and except for Lessee's tenant improvements, equipment and personal property used in the operation of Lessee's business which were not financed with Advances. So long as no Lease Event of Default has occurred and is then continuing, Lessee may place upon the Property any inventory, trade fixtures, machinery, equipment or other property belonging to Lessee or third parties, and may remove the same at any time during the term of this Lease; provided that such inventory, trade fixtures, machinery, equipment or other property, or their respective operations, can be removed without causing material damage to or diminution in the value, utility or useful life of the Property or Lessee promptly restores any such damage or diminution.

                        (b)    Lessee shall notify Lessor of the undertaking of any Modifications to the Property the cost of which is anticipated to exceed $5,000,000. Prior to undertaking any such Modifications, Lessee shall deliver to Lessor (i) a brief narrative of the work to be done and a copy of the plans and specifications relating to such work; and (ii) an Officer's Certificate stating that such work when completed will not impair the value, utility or remaining useful life of the Property. Lessor, by itself or its agents, shall have the right, but not the obligation, from time to time to inspect such Modifications to ensure that the same are completed consistent with the plans and specifications therefor.

                        (c)    Unless Lessee has previously irrevocably exercised or is deemed to have elected to exercise the Purchase Option, the BI Purchase Option or the Maturity Date Purchase Option, Lessee shall not be permitted to undertake any Modifications if any such Modifications cannot, in the reasonable judgment of the Lessor, be completed by the commencement of the Marketing Period.

                        (d)    (i)  Subject to the satisfaction of the conditions to obtaining Advances under the Participation Agreement, upon request of Lessee, Lessor shall make funds available to Lessee for the purpose of paying for or reimbursing Lessee for Permitted Leasehold Improvement Costs incurred by Lessee in connection with the acquisition by Lessee, as agent for Lessor, of Permitted Leasehold Improvements, and in connection therewith the following provisions shall apply:

                        (ii)    In the event that Lessee requests such funds, Lessor hereby expressly authorizes the Lessee to, and the Lessee shall, take all action necessary or desirable for the construction of any Permitted Leasehold Improvements in accordance with the provisions of the Operative Agreements, and to fulfill all of the obligations of the Lessor, including, without limitation, taking any and all actions necessary to satisfy the conditions contained in Section 6.2 of the Participation Agreement, the right to approve payment of all invoices for services and materials related to the development, design, construction and equipping of the Permitted Leasehold Improvements, to submit Requisitions and to receive the proceeds of Advances directly from the Agent Bank, all design and supervisory functions relating to the construction and equipping of the Permitted Leasehold Improvements and performing all engineering work related to the construction and equipping of the Permitted Leasehold Improvements, negotiating and entering into all contracts or arrangements for the construction and equipping of the Permitted Leasehold Improvements, obtaining all necessary permits, licenses, consents, approvals and other authorizations, including those required under applicable Environmental Laws, from all Governmental Authorities in connection with the development, construction and equipping of the Permitted Leasehold Improvements, and performing any other acts necessary in connection with the construction and development of any Permitted Leasehold Improvements. In connection with the foregoing, neither the Lessee nor any of its Affiliates or agents shall enter into any contract which would, directly or indirectly, impose any liability or obligation on the Lessor, any Bank, the Collateral Agent or the Agent Bank. Subject to the terms and conditions of this Lease, the Lessee shall have sole management and control over the construction means, methods, sequences and procedures with respect to the construction and equipping of the Permitted Leasehold Improvements.

                        (iii)    The Lessee acknowledges and agrees that its right to request funds, and the Lessor's obligation to advance funds, for the payment of Permitted Leasehold Improvement Costs is subject in all respects to the terms and conditions of the Participation Agreement. The Lessor acknowledges Lessee's right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located at the Property, other than the Equipment, modifications required to be titled in the name of Lessor and any such items which are financed through Advances, and Lessor agrees, at Lessee's cost and expenses, to execute Lessor waiver forms, releases of Lessor Liens and other similar documentation (in form and substance reasonably satisfactory to Lessor and the Administrative Agent) in favor or any purchase money seller, lessor or lender who has financed or may finance in the future such items.

                        (iv)    If for any reason the Lessor does not reimburse the Lessee for Permitted Leasehold Improvements acquired by the Lessee as the agent for the Lessor, the Lessor shall, upon the Lessee's request, deliver to the Lessee a written instrument releasing to the Lessee any right, title and interest of the Lessor in and to such improvements.

                        (e)    Nothing in this Section 11 shall be deemed to limit in any respect Lessee's rights to make modifications (i) to the Property in its capacity as "Manager" under the Condominium Association Management Agreement as and when required thereunder on behalf of the Condominium Association, (ii) to the Utility Improvements (and, to the extent provided in the Condominium Declaration, the Property) in its capacity as "Manager" under the Condominium Utility Management Agreement as and when required thereunder on behalf of the Condominium Utility Owner, (iii) to any Unimproved Units (and, to the extent provided in the Condominium Declaration, the Property) in its capacity as "Owner" of the Unimproved Units (as defined in the Condominium Declaration) with respect to such Unimproved Units, or (iv) to the Subdivision (and, to the extent provided in the Condominium Declaration, the Property) in its capacity as the "Landowner" (as defined in the Condominium Declaration), in each case of clauses (i) through (iv) above, subject at all times to the requirements of Article V of the Condominium Declaration and the other applicable Condominium Documents.

SECTION 12.    TITLE

                        12.1    Warranty of Title.  (a)  Lessee agrees that, except as otherwise provided herein and subject to the terms of Section 13 relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon the Property or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Collateral Agent pursuant to the SPC Loan Agreement, other than Lessor Liens or Permitted Liens. Lessee shall promptly notify Lessor in the event, to Lessee's Knowledge, a Lien (other than a Lessor Lien or Permitted Lien) exists with respect to the Property.

                        (b)    Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PROPERTY.

                        12.2    Grants and Releases of Easements. Provided that no Lease Event of Default shall have occurred and be continuing and subject to the provisions of Sections 8, 9, 10 and 11, Lessor hereby consents to the following actions by Lessee, in the name and stead of Lessor, but at Lessee's sole cost and expense: (a) the granting (prior to the Lien of the Mortgage) of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the construction, use, repair, renovation or maintenance of the Property as herein provided; (b) the release for the benefit of the Property (free and clear of the Lien of the Mortgage) of existing easements or other rights in the nature of easements; (c) the dedication or transfer (prior to the Lien of the Mortgage) of unimproved portions of the Property for road, highway or other public purposes; (d) the execution of petitions to have the Property annexed to any municipal corporation or utility district; and (e) the execution of amendments to any covenants and restrictions affecting the Property; provided, that in each case Lessee shall have delivered to Lessor an Officer's Certificate stating that: (i) such grant, release, dedication or transfer does not impair the present or future value or the present or future utility or remaining useful life of the Property or the Subdivision, (ii) such grant, release, dedication or transfer is necessary or desirable in connection with the construction, use, maintenance, alteration, renovation or improvement of the Property, (iii) Lessee shall remain obligated under this Lease and under any instrument executed by Lessee consenting to the assignment of Lessor's interest in this Lease as security for indebtedness, in each such case in accordance with their terms, as though such grant, release, dedication or transfer, had not been effected and (iv) during the Term, Lessee shall pay and perform any obligations of Lessor under such grant, release, dedication or transfer. Without limiting the effectiveness of the foregoing, provided that no Lease Event of Default shall have occurred and be continuing, Lessor shall, upon the request of Lessee, and at Lessee's sole cost and expense, execute and deliver any instrument reasonably appropriate or necessary to confirm any such grant, release, dedication or transfer; provided all such instruments shall contain limitations on recourse to Lessor consistent with Section 31.6 hereof.

SECTION 13.    PERMITTED CONTESTS

                        13.1    Permitted Contests Other Than in Respect of Impositions. Except to the extent otherwise provided for in Section 12.2 of the Participation Agreement, Lessee, on its own or on Lessor's behalf but at Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Legal Requirement, or utility charges payable pursuant to Section 4.1 or any Lien, attachment, levy, tax, encumbrance or encroachment, and Lessor agrees not to pay, settle or otherwise compromise any such item, provided that (a) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against the Property and the Participants; (b) there shall be no risk of the imposition of a Lien (other than a Permitted Lien) on the Property and no part of the Property nor any Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or civil liability not indemnified by Lessee in the Participation Agreement on any Participant for failure to comply therewith; and (d) in the event that, at any time, there shall be a material risk of extending the application of such item beyond the earlier of the Maturity Date and the Expiration Date for the Property, then Lessee shall deliver to Lessor an Officer's Certificate certifying as to the matters set forth in clauses (a), (b) and (c) of this Section 13.1. Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by Lessee, shall join as a party therein at Lessee's sole cost and expense.

SECTION 14.    INSURANCE

                        14.1    Public Liability and Workers' Compensation Insurance. During the Term, Lessee shall procure and carry, at Lessee's sole cost and expense, commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while on the Property. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by owners of similar properties that are in accordance with normal industry practice. The policy shall be endorsed to name the Participants as additional insureds. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which a Participant may have in force. [The liability insurance shall be maintained on an occurrence basis or, if Lessee so elects, on a claims made basis.] Lessee shall, in the operation of the Property, comply with the applicable workers' compensation laws and protect Lessor against any liability under such laws.

                        14.2    Hazard and Other Insurance.  (a)  During the Term, Lessee shall keep the Property insured against loss or damage on an All Risk basis including Earthquake and Ordinance or Law (including the peril of collapse but not including earthquake coverage except as set forth in Section 14.2(c)) on terms and in amounts that are (i) either no less favorable than insurance maintained by owners of similar properties that are in accordance with normal industry practice or (ii) on such lesser terms acceptable to the Lessor. So long as no Lease Event of Default exists, any loss payable under the insurance policy required by this Section will be paid to and adjusted solely by Lessee, subject to Section 15.

                        (b)    If at any time during the Term the area in which the Property is located is designated a "flood-prone" area pursuant to the Flood Disaster Protection Act of 1973 or any amendments or supplements thereto, then Lessee shall comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as may be amended. In addition, Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Legal Requirement, concerning flood insurance to the extent that it applies to the Property.

                        (c)    Lessee agrees that it will complete a "probable maximum loss" survey and seismic analysis on the Property to assess recommendations for the required or minimal coverage limits for earthquake insurance coverage. Lessee shall provide a copy of a completed survey to the Agent Bank no later than June 1, 2002.

                  The Banks, the Agent Bank and Lessor have agreed to waive the requirement of earthquake insurance coverage until at least July 15, 2002. No later than June 5, 2002, and subject to the next succeeding sentence, Lessee will obtain, for the period through May 31, 2003, no less than the greater of (i) the "probable maximum loss" as determined by the above-referenced survey or (ii) $50 million of earthquake insurance coverage, subject to retentions and deductibles maintained by owners of similar properties in Northern California in accordance with normal industry practice, and provide Agent Bank evidence of said earthquake insurance coverage. Should the foregoing insurance not be available for such period on commercially reasonable terms due to market conditions or capacity limitations, the Lessee may request a waiver of its obligations to maintain such insurance by delivering a written request therefor to the Agent Bank and the Lessor at any time prior to June 5, 2002. If Lessee timely provides such notice, Lessee will be excused from its obligations to maintain such insurance for the relevant period unless, on or prior to June 15, 2002, Lessee receives from Agent Bank, written notice from the Agent Bank that the Required Participants have denied the requested waiver.

                  The Required Participants shall consider in their reasonable discretion , after consultation with the Lessee, whether or not earthquake insurance as otherwise required herein is reasonably available in the market on commercially reasonable terms. Once their review is complete, the Required Participants shall instruct the Agent Bank whether or not they have elected to grant Lessee's request for the waiver of its obligation to maintain earthquake insurance. If the Required Participants instruct the Agent Bank that they have elected not to grant Lessee's request, then the Agent Bank shall so instruct the Lessee, and the Lessee will be required to obtain (and provide Agent Bank evidence of) said earthquake insurance coverage on or prior to July 15, 2002. If the Required Participants instruct the Agent Bank that they have elected to grant Lessee's request or if the Required Participants do not provide instructions to the Agent Bank by June 15, 2002, then Lessee's obligation hereunder to maintain earthquake insurance shall be waived, subject to the rights of the Required Participants, set forth hereinbelow, to review such coverage requirements.

                  The Required Participants shall have the right to review such coverage requirement not more frequently than annually. If the Required Participants determine to review such requirement, they shall so instruct the Agent Bank, which shall in turn notify the Lessee, and the parties shall thereupon consult with each other in connection with such review. If after such consultation with the Lessee, the Required Participants, in accordance with the standards contained in this paragraph, determine not to waive earthquake insurance for any annual period on or after June 1, 2003 (it being understood that each such annual period for these purposes shall commence on June 1 and end on the succeeding May 31), they shall so instruct the Agent Bank, which shall in turn notify the Lessee of such requirement. Lessee will be required to obtain (and provide Agent Bank evidence of) said earthquake insurance coverage on or prior to the later of the forty-fifth (45th) day after its receipt of such notice from the Agent Bank or June 1 of the relevant annual period.

                        14.3    Coverage.  (a)  Lessee shall furnish Lessor with certificates showing the insurance required under Sections 14.1 and 14.2 to be in effect and naming the Participants, the Lessor, Wilmington Trust Company, as trustee and The Chase Manhattan Bank, as Agent Bank and Collateral Agent as an additional insured with respect to liability insurance and showing the mortgagee endorsement required by Section 14.3(c). All such insurance shall be at the cost and expense of Lessee. Such certificates shall include a provision in which the insurer agrees to provide thirty (30) days advance written notice by the insurer to Lessor and the Collateral Agent in the event of cancellation or modification of such insurance that could be adverse to the interests of a Participant. If a Lease Event of Default has occurred and is continuing and Lessor so requests, Lessee shall deliver to Lessor certified copies of all insurance policies required by this Lease.

                        (b)    Lessee agrees that the insurance policy or policies required by this Lease shall include an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy. Lessee hereby waives any and all such rights against a Participant to the extent of payments made under such policies.

                        (c)    All insurance policies required by Section 14.2 shall include a "New York" or comparable standard form non-contributing mortgagee loss payable endorsement in favor of the Collateral Agent.

                        (d)    Neither Lessor nor Lessee shall carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Lease except that Lessor may carry separate liability insurance so long as (i) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee's policy and (ii) each such insurance policy will not cause Lessee's insurance required under this Lease to be subject to a coinsurance exception of any kind.

                        (e)    Lessee shall pay as they become due all premiums for the insurance required by this Lease, shall renew or replace each policy prior to the expiration date thereof and shall promptly deliver to Lessor and the Collateral Agent certificates for renewal and replacement policies.

                        (f)    Lessee may maintain insurance required by this Lease by means of one or more blanket insurance policies maintained by Lessee; provided, however, that (A) any such policy shall specify, or Lessee shall furnish to Lessor a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Property and any sublimits in such blanket policy applicable to the Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Property in an amount equal to the coverages required to be maintained by Lessee as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Property.

SECTION 15.    CONDEMNATION AND CASUALTY

                        15.1    Casualty and Condemnation.  (a)  Subject to the provisions of this Section 15 and Section 16 (in the event Lessee delivers, or is obligated to deliver, a Termination Notice), and prior to the occurrence and continuation of a Lease Event of Default, Lessee shall be entitled to receive (and, subject to the proviso below, Lessor hereby irrevocably assigns to Lessee all of Lessor's right, title and interest in) any award, compensation or insurance proceeds to which Lessee or Lessor may become entitled by reason of their respective interests in the Property (i) if all or a portion of the Property is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to the Property or any part thereof is the subject of a Condemnation; provided, however, if a Lease Event of Default shall have occurred and be continuing such award, compensation or insurance proceeds shall be paid directly to Lessor or, if received by Lessee, shall be held in trust for Lessor, and shall be paid over by Lessee to Lessor (for application in accordance with Section 13 of the Participation Agreement), and provided further that in the event of any Casualty or Condemnation, the estimated cost of restoration of which is in excess of $15,000,000, any such award, compensation or insurance proceeds shall be paid directly to Lessor, or if received by Lessee, shall be held in trust for Lessor and shall be paid over by Lessee to Lessor to be invested in Permitted Investments designated by Lessee and applied by Lessor toward payment of the cost of restoration in accordance with Section 15.1(e), or, if applicable, in accordance with Section 16.

                        (b)    So long as no Lease Event of Default has occurred and is continuing, Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof; provided that if the estimated cost of restoration of the Property or the payment on account of such Casualty or Condemnation is in excess of $15,000,000, then Lessor shall be entitled to participate in any such proceeding or action. At Lessee's reasonable request, and at Lessee's sole cost and expense, Lessor and the Collateral Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment. Lessor and Lessee agree that this Lease shall control the rights of Lessor and Lessee in and to any such award, compensation or insurance payment.

                        (c)    If Lessor or Lessee shall receive notice of a Casualty or a possible Condemnation of the Property or any interest therein (involving, in the case of notice of a Casualty received by Lessee, a loss in the amount of $3,000,000 or more), Lessor or Lessee, as the case may be, shall give notice thereof to the other and to the Collateral Agent promptly after the receipt of such notice.

                        (d)    In the event of a Casualty or receipt of notice by Lessee or Lessor of a Condemnation for which notice is required under Section 15.1(c), Lessee shall, not later than thirty (30) days after Lessee's Knowledge of such occurrence, deliver to Lessor and the Collateral Agent an Officer's Certificate stating that either (i) (x) such Casualty is not a Significant Casualty or (y) such Condemnation is neither a Total Condemnation nor a Significant Condemnation and that this Lease shall remain in full force and effect with respect to the Property and, at Lessee's sole cost and expense, Lessee shall (unless Section 16.1(c) applies) promptly and diligently restore the Property in accordance with the terms of Section 15.1(e) or (ii) this Lease shall terminate with respect to the Property in accordance with Section 16.1.

                        (e)    If pursuant to this Section 15.1, this Lease shall continue in full force and effect following a Casualty or Condemnation with respect to the Property, Lessee shall, at its sole cost and expense, promptly and diligently repair any damage to the Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 10.1 and 11.1 using the as-built plans and specifications for the Property (as modified to give effect to any subsequent Modifications or other Modifications desired by Lessee and in compliance with Section 11 hereof, any Condemnation affecting the Property and all applicable Legal Requirements and Insurance Requirements) so as to restore the Property to substantially the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation or, in the case of any Modification, to a condition in compliance with Section 11. In such event, title to the Property shall remain with Lessor. To the extent that Lessor receives any Net Proceeds of insurance or Condemnation awards covering the cost of such repairs, Lessor shall make disbursements from time to time of any award, compensation or insurance proceeds held by it to Lessee for application to the cost of restoration subject to the satisfaction of the following conditions: (i) Lessor shall have received a fully executed counterpart of a Requisition requesting funds in an amount not exceeding the cost of work completed or incurred since the last disbursement, together with reasonably satisfactory evidence of the stage of completion and of performance of the work in a good and workman-like manner and in accordance with the as-built plans and specifications, (ii) at the time of any such disbursement, no Lease Event of Default shall have occurred and be continuing, and no mechanic's or materialmen's liens shall have been filed and remain undischarged, except those discharged by the disbursement of the requested funds or bonded, (iii) Lessor shall be reasonably satisfied that sufficient funds are available to complete such restoration and (iv) title to the Property shall conform to the representation set forth in Section 7.3(w) of the Participation Agreement. Provided no Lease Default shall have occurred and be continuing, any Net Proceeds remaining after restoration of the Project as herein provided shall be paid to Lessee.

                        (f)    In no event shall a Casualty or Condemnation with respect to which this Lease remains in full force and effect under this Section 15.1 affect Lessee's obligations to pay Rent pursuant to Section 3.1.

                        (g)    Notwithstanding anything to the contrary set forth in Section 15.1(a) or Section 15.1(e), if during the Term a Casualty occurs with respect to the Property or Lessee receives notice of a Condemnation with respect to the Property, and following such Casualty or Condemnation, the Property cannot reasonably be restored on or before the date which is twelve (12) months prior to the Maturity Date to substantially the same condition as existed immediately prior to such Casualty or Condemnation or before such day the Property is not in fact so restored, then Lessee shall exercise its Purchase Option on the next Payment Date or irrevocably agree in writing to exercise the Maturity Date Purchase Option (with such purchase to be consummated on the Maturity Date or, at Lessee's election, such earlier date in accordance with Section 20.2), and in either such event such remaining Casualty or Condemnation proceeds shall be paid to the Collateral Agent, which shall pay such funds to Lessee upon the closing of the purchase of the Property.

                        (h)    Any casualty, condemnation or insurance proceeds which have not been applied and are not required to be applied to restoration of the Improvements or to amounts due and owing to the Participants shall be released to Lessee from the account, if any, in which such proceeds are maintained pursuant to Section 15.1. If the Lessee shall have given, or be deemed to have given, a Purchase Notice or Termination Notice following the occurrence of any Casualty, Condemnation or Environmental Violation, at Lessee's election, the Net Proceeds shall be held and applied towards the payment of the sums due by Lessee in connection with the purchase of the Property.

SECTION 16.    LEASE TERMINATION

                        16.1    Termination upon Certain Events.  (a)  If Lessor or Lessee shall have received notice of a Total Condemnation, then Lessee shall be obligated, within thirty (30) days after Lessee, to Lessee's Knowledge, receives notice thereof, to deliver a written notice in the form described in Section 16.2(a) (a "Termination Notice") of the termination of this Lease.

                        (b)    In the event Lessee or Lessor shall have received notice of a Condemnation, Casualty or Environmental Violation, the Lessee shall be required to deliver an Officer's Certificate stating the following:  (i) if a Condemnation occurs, the Officer's Certificate shall state whether or not such Condemnation is a Significant Condemnation; or (ii) if a Casualty occurs, the Officer's Certificate shall state whether or not such Casualty is a Significant Casualty; or (iii) if an Environmental Violation occurs or is discovered, the Officer's Certificate shall state whether or not, in the reasonable, good-faith judgment of Lessee, such Environmental Violation is a Significant Environmental Violation. If Lessee confirms the occurrence of a Significant Condemnation, Significant Casualty or Significant Environmental Violation, then, Lessee shall, subject to Section 16.1(c), simultaneously with the delivery of the Officer's Certificate pursuant to the preceding clause (i), (ii) or (iii), deliver a Termination Notice.

                        (c)    Notwithstanding the foregoing, if the Significant Casualty or Significant Condemnation that Lessee states has occurred is based upon clause (b) of the definition thereof and the Officer's Certificate states that restoration of the Improvements to their condition prior to such Condemnation or Casualty is not in the best interests of Lessee, if (A) Lessee repairs the Improvements to the degree necessary to put such Improvements in a condition which is in compliance with all Legal Requirements together with such Modifications thereto as Lessee may elect to make in accordance with Section 11 of the Lease (with the Gross Proceeds being made available to Lessee for such repair and Modifications on the terms applicable to the release thereof in connection with restoration as more fully provided in the Lease, and any Net Proceeds remaining after such repair and Modification shall be applied in accordance with Section 13.5 of the Participation Agreement), and (B) the value of the Property Interest as security for the Obligations of Lessee, after such repair, Modifications and application of Net Proceeds, shall not have been impaired in any material respect, as determined by the Agent Bank in its reasonable discretion, then the Termination Notice shall contain the agreement set forth in Section 16.2(a)(iv) below.

                        16.2    Procedures.  (a)  A Termination Notice shall contain:  (i) unless Section 16.1(c) is applicable, a notice of termination of this Lease on a date not more than one hundred twenty (120) days after the Lessor's receipt of such Termination Notice (the "Termination Date"), (ii) unless Section 16.1(c) is applicable, a binding and irrevocable agreement of Lessee to pay or cause to be paid the Termination Value and purchase the Property on the Termination Date, (iii) the Officer's Certificate described in Section 16.1(b), and (iv) if Section 16.1(c) is applicable, a binding and irrevocable agreement of Lessee to exercise the Maturity Date Purchase Option (with such purchase to be consummated on the Maturity Date or, at Lessee's election, such earlier date in accordance with Section 20.2).

                        (b)    On the Termination Date, Lessee shall pay to Lessor the Termination Value, plus all amounts owing in respect of all Basic Rent and the Supplemental Rent theretofore accruing and, Lessor shall convey the Property to Lessee (or Lessee's designee) all in accordance with Section 19.1.

SECTION 17.    DEFAULT

                        17.1    Lease Events of Default. If any one or more of the following events (each a "Lease Event of Default") shall occur:

                        (a)    Lessee shall fail to make payment of (i) any Basic Rent within five (5) Business Days after the same has become due and payable or (ii) any Maximum Residual Guarantee Amount (including, without limitation, pursuant to Section 17.2 below), Purchase Option Price or Termination Value after the same has become due and payable; or

                        (b)    Lessee shall fail to make payment of any Supplemental Rent (other than as set forth in Section 17.1(a)(ii)) when due and payable and such failure shall continue for a period of five (5) Business Days after receipt of notice thereof from Lessor; or

                        (c)    Lessee shall fail to maintain insurance as required by Section 14; or

                        (d)    Any representation or warranty by Lessee or the Guarantor set forth in this Lease, the Guarantee or in any other Operative Agreement or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material way on the date as of which made or deemed made and the circumstances rendering such representation or warranty or statement incorrect shall not be remediable or, if such representation or warranty or statement is remediable and is not remedied prior to thirty (30) days after written notice thereof is sent to Lessee and Guarantor; provided, however, that if such failure is susceptible of cure but cannot with reasonable diligence be cured within such thirty (30) day period, and if Lessee or Guarantor, as applicable, shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with reasonable diligence, the period within which such failure may be remedied shall be extended for such further period (not to exceed an additional sixty (60) days) as shall be necessary for the curing thereof with reasonable diligence; or

                        (e)    (i) Lessee or Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Lease or any other Operative Agreement (other than those set forth, or referred to, in Section 17.1(a), 17.1(b), 17.1(c), 17.1(e)(ii), 17.1(m) or 17.1(o) hereof) on its part to be performed or observed and such failure shall not be cured prior to thirty (30) days after written notice thereof is sent to Lessee and Guarantor; provided, however, that if such failure is susceptible of cure but cannot with reasonable diligence be cured within such thirty (30) day period, and if Lessee or Guarantor, as applicable, shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with reasonable diligence, the period within which such failure may be cured shall be extended for such further period (not to exceed an additional sixty (60) days) as shall be necessary for the curing thereof with reasonable diligence, or (ii) Guarantor shall fail to perform or observe any other term, covenant or agreement contained in Section 9.7 of the Guarantee, and such failure shall not be cured prior to ten (10) days after written notice thereof is sent to Lessee and Guarantor;

                        (f)     Lessee shall abandon the Property for a period of sixty (60) consecutive days; or

                        (g)    Lessee or any Material Subsidiary of Lessee shall fail to make any payment or payments of principal, premium or interest, of its Debt described in the next sentence when due (taking into consideration the time Lessee or the applicable Subsidiary may have to cure such failure, if any, under the documents governing such Debt). As used in this clause 17.1(g), "Debt" shall include only Indebtedness of Lessee or its Material Subsidiaries now existing or arising in the future (a) payable to Lessor or any Affiliate of Lessor, or (B) payable to any other Person (other than Debt payable by one Subsidiary to Lessee or to another Subsidiary of Lessee) and with respect to which $15,000,000 or more is actually due and payable because of acceleration or otherwise; or

                        (h)    Lessee: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall file any petition or application to commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed against it which petition or application shall remain undischarged for a period of ninety (90) days; or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty days or more; or

                        (i)    One or more final non-appealable judgments, decrees or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against Lessee and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty consecutive days without Lessee having obtained an agreement (or after the expiration or termination of an agreement) of any Person entitled to enforce such judgments, decrees or orders not to enforce the same pending negotiations with Lessee concerning the satisfaction or other discharge of the same; or

                        (j)    Lessee shall merge into or consolidate with any other entity or permit any other entity to merge into or consolidate with Lessee, or Lessee shall directly or indirectly sell, lease, transfer, abandon or otherwise dispose of in one or more transactions all or substantially all of Lessee's properties; except that the following shall not constitute a Lease Event of Default: (a) any corporation shall merge into or with Lessee and the continuing or surviving corporation shall immediately after such event be in compliance with the financial covenants set forth in Section 9.1 of the Guarantee, and shall unconditionally assume in writing Lessee's obligations under this Lease and the other Operative Documents, and no Default or Event of Default shall otherwise occur on account of the merger; and (b) Lessee shall sell, lease or otherwise transfer all or substantially all of Lessee's properties to another party and the party acquiring such properties shall immediately after such event be in compliance with the financial covenants set forth in Section 9.1 of the Guarantee, and shall unconditionally assume in writing Lessee's obligations under all of the Operative Agreements; or

                        (k)    (i)  Any Termination Event with respect to a Plan shall have occurred and, thirty (30) days after notice thereof shall have been given to the Guarantor by the Lessor, such Termination Event shall still exist; or (ii) the Guarantor or any ERISA Affiliate shall have been notified by the sponsor of a Multi-employer Plan that it has incurred Withdrawal Liability to such Multi-employer Plan; or (iii) the Guarantor or any ERISA Affiliate shall have been notified by the sponsor of a Multi-employer Plan that such Multi-employer Plan is in reorganization, or is insolvent or is being terminated, within the meaning of Title IV of ERISA; or (iv) any Person shall engage in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, would result in an aggregate liability of the Guarantor or any ERISA Affiliate that would exceed 10% of Lessee's Consolidated Tangible Net Worth (as defined in the Guarantee); or

                        (l)    any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent or the Agent Bank the Liens, rights, powers and privileges purported to be created thereby, in favor of the Agent Bank on behalf of the Lenders, superior to and prior to the rights of all third Persons and subject to no other Liens (except for Permitted Liens and in each case to the extent otherwise expressly permitted herein or in the other Operative Agreements) and (i) if such loss of priority or security cannot be readily cured by a replacement or modification thereto, and (ii) such loss of priority or security is not covered by title insurance; or

                        (m)    the Guarantee or any material provision thereof shall cease to be in full force and effect or Guarantor shall deny or disaffirm its obligations under the Guarantee or Guarantor shall fail to observe or perform, or otherwise be in default under, any term, covenant or condition set forth in Sections 9.1(a), (b), (c), 9.7, 10.1, 10.2 or 10.3 of the Guarantee; or

                        (n)    Subject to Section 6.1(d) of the SPC Loan Agreement, an SPC Loan Event of Default shall have occurred and be continuing that results from, or arises out of, any action or inaction of Lessee; or

                        (o)    Lessee shall default in its obligations under Section 10.2;

then, in any such event, Lessor may, in addition to the other rights and remedies provided for in this Section 17 and in Section 18.1, terminate this Lease by giving Lessee five (5) days notice of such termination, and this Lease shall terminate. Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent all costs and expenses incurred by or on behalf of Lessor, including fees and expenses of counsel, as a result of any Lease Event of Default hereunder.

                        17.2    Final Payment.  (a)  If a Lease Event of Default shall have occurred and be continuing, then Lessor shall have the right to recover, by demand to Lessee and at Lessor's election, and Lessee shall pay to Lessor, as and for a final payment, but exclusive of the indemnities payable under Section 12 of the Participation Agreement, and in lieu of all damages beyond the date of such demand the sum of (a) the Termination Value, plus (b) all other amounts owing in respect of Rent and Supplemental Rent theretofore accruing under this Lease (assuming interest at a rate per annum equal to the Overdue Rate while such Lease Event of Default is continuing); provided, however, if a Lease Event of Default has occurred pursuant to Section 17.1(h), such final payment shall be immediately due and payable without demand or notice.

                        (b)    Upon payment of the amount specified pursuant Section 17.2(a), Lessee shall be entitled to receive from Lessor, at Lessee's request, an assignment of Lessor's right, title and interest in the Property, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of this Lease (including, without limitation, the release of any memorandum of lease recorded in connection therewith), the Lien of the Mortgage, and any Lessor liens. The Property shall be conveyed to Lessee (or Lessee's designee) "AS IS" and in its then present physical condition in accordance with Section 19.1(a).

                        (c)    If any statute or rule of law shall limit the amount of such final payment to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law. It is the intent of the Lessor and the Lessee that the payment required to be made pursuant to this Section, and any payment required to be made hereunder of the Maximum Residual Guarantee Amount, shall be treated as an obligation on the part of the Lessee to repay a loan obligation to the Lessor in such amounts; provided, that, except as otherwise provided in Section 21, Lessee shall not be entitled to receive an assignment of Lessor's interest in the Property unless Lessee shall have paid in full the Termination Value.

                        17.3    Lease Remedies. Lessor and Lessee intend that for commercial law and bankruptcy law purposes, this Lease will be treated as a financing arrangement, as set forth in Section 7. If, as a result of applicable state law, which cannot be waived, this Lease is deemed to be a lease of the Property, rather than a financing arrangement, and Lessor is unable to enforce the remedies set forth in Section 17.2, the following remedies shall be available to Lessor:

                        (a)    Surrender of Possession. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall, upon thirty (30) days written notice, surrender to Lessor possession of the Property and Lessee shall quit the same. Lessor may enter upon and repossess the Property by such means as are available at law or in equity, and may remove Lessee and all other Persons and any and all personal property and Lessee's equipment and personalty and severable Modifications from the Property. Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with applicable law.

                        (b)    Reletting. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessor may, but shall be under no obligation to, relet all, or any portion, of the Property, for the account of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting (which shall be applied in accordance with Section 13 of the Participation Agreement). Lessor shall not be liable to Lessee for any failure to relet the Property or for any failure to collect any rent due upon such reletting.

                        (c)    Damages. None of (i) the termination of this Lease pursuant to Section 17.1; (ii) the repossession of the Property; or (iii) except to the extent required by applicable law, the failure of Lessor to relet all, or any portion, of the Property, the reletting of all or any portion thereof, nor the failure of Lessor to collect or receive any rentals due upon any such reletting shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Lease Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 17.1, Lessee shall forthwith pay to Lessor all Basic Rent and other sums due and payable hereunder to and including the date of such termination. Thereafter, on the days on which the Basic Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to Section 17.1 and until the end of the Term or what would have been the Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Basic Rent and Supplemental Rent that are payable under this Lease or would have been payable by Lessee hereunder if this Lease had not been terminated pursuant to Section 17.1, less the net proceeds, if any, which are actually received by Lessor with respect to the period in question of any reletting of the Property or any portion thereof (which shall be applied in accordance with Section 13 of the Participation Agreement); provided that Lessee's obligation to make payments of Basic Rent and Supplemental Rent under this Section 17.3 shall continue only so long as Lessor shall not have received the amounts specified in Section 17.2 and if Lessor shall have received the amounts so specified in Section 17.2 through the exercise of its rights under this Section, Lessor shall comply with the provisions of Section 17.2(b). In calculating the amount of such net proceeds from reletting, there shall be deducted (without duplication) all of Lessor's, the Collateral Agent's, the Investors' and the Banks' expenses in connection therewith, including, but not limited to, repossession costs, brokerage commissions, advertising costs, fees and expenses for counsel, any necessary repair or alteration costs and expenses incurred in preparation for such reletting, all other costs and expenses relating to such reletting, and any loss incurred as a result of Lessee's failure to perform its obligations under the other Operative Documents. To the extent Lessor receives any damages pursuant to this Section 17.3, such amounts shall be regarded as amounts paid on account of Rent. Lessor may collect such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

                        (d)    Basic Remedies. If a Lease Event of Default shall have occurred and be continuing, Lessor shall be entitled at Lessor's option (and without limiting Lessor in the exercise of any other right or remedy Lessor may have, and without any further demand or notice except as expressly described in this Subsection 17.3(e)), to exercise any one or more of the following remedies:

            (i)   By notice to Lessee, Lessor may terminate Lessee's right to possession of the Property. A notice given in connection with unlawful detainer proceedings specifying a time within which to cure a default shall terminate Lessee's right to possession if Lessee fails to cure the default within the time specified in the notice.

            (ii)   Upon termination of Lessee's right to possession and without further demand or notice, Lessor may re-enter the Property in any manner not prohibited by any applicable Legal Requirements and take possession of all improvements, additions, alterations, equipment and fixtures thereon and remove any persons in possession thereof. Any property on the Land or in the Improvements may be removed and stored in a warehouse or elsewhere at the expense and risk of and for the account of Lessee.

            (iii)   Upon termination of Lessee's right to possession, this Lease shall terminate and Lessor may recover from Lessee:

(A)   The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(B)   The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

(C)   The worth at the time of award of the amount by which the unpaid Rent for the period from the time of award through the balance of the scheduled Term exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

(D)   Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform Lessee's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the costs and expenses (including attorneys' fees, advertising costs and brokers' commissions) of recovering possession of the Property, removing persons or property therefrom, placing the Property in good order, condition, and repair, preparing and altering the Property for reletting, all other costs and expenses of reletting, and any loss incurred by Lessor as a result of Lessee's failure to perform Lessee's obligations under the other Operative Documents.

(E)   Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

The "worth at the time of award" of the amounts referred to in Subsection 17.3(d)(iii)(A) and Subsection 17.3(d)(iii)(B) shall be computed by allowing interest at the Overdue Rate. The "worth at the time of award" of the amount referred to in Subsection 17.3(d)(iii)(C) shall be computed by discounting such amount at the discount rate of [the Federal Reserve Bank of San Francisco] at the time of award plus one percent (1%).

            (iv)   If Lessor shall have received the amounts so specified in Section 17.2 through the exercise of its rights under this Section, Lessor shall comply with the provisions of Section 17.2(b).

                        (e)    Continuation of Lease. Lessor shall have the remedy described in California Civil Code Section 1951.4 (a lessor may continue lease in force even after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Accordingly, even if Lessor has breached this Lease and abandoned the Property, this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all of Lessor's rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Lessee's right to possession shall not be deemed to have been terminated by Lessor except pursuant to Section 16 hereof. The following shall not constitute a termination of Lessee's right to possession:

            (i)   Acts of maintenance or preservation or efforts to relet the Property;

            (ii)   The appointment of a receiver upon the initiative of Lessor to protect Lessor's interest under this Lease; or

            (iii)   Reasonable withholding of consent to an assignment or subletting, or terminating a subletting or assignment by Lessee.

                        If Lessor shall have received the amounts so specified in Section 17.2 through the exercise of its rights under this Section, Lessor shall comply with the provisions of Section 17.2(b).

                        17.4    Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 17.1, Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Section 17.

                        17.5    Assignment of Rights Under Contracts. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall upon Lessor's demand immediately assign, transfer and set over to Lessor all of Lessee's right, title and interest in and to each agreement executed by Lessee in connection with the construction, renovation, development, use or operation of the Property (including all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent (and only to the extent) that the same relate to the construction, renovation, and operation of the Property.

                        17.6    Remedies Cumulative. The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise including, without limitation, any mortgage foreclosure remedies contained in the Memorandum of Lease. Lessor shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Agreements or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligation secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect Lessor's right to realize upon or enforce any other security now or hereafter held by Lessor, it being agreed that Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by Lessor in such order and manner as Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy give hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Agreements to Lessor or to which it may otherwise be entitled may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lessor. In no event shall Lessor, in the exercise of the remedies provided in this instrument, be deemed a "mortgagee in possession," and Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

                        17.7    Lessee's Rights to Purchase. If a Lease Event of Default has occurred and is continuing and whether or not this Lease has been terminated in accordance with Section 17.1, Lessor agrees that for thirty (30) days after the declaration of the occurrence of a Lease Event of Default, Lessor shall forebear from exercising the remedies set forth in clauses (b) or (d) of Section 17.3, and during the one hundred twenty (120) day period following the declaration of the occurrence of such Lease Event of Default, Lessee may tender to the Lessor in immediately available funds the Termination Value, upon the receipt of which Lessor shall transfer the Property to the Lessee or its designee in accordance with Section 19.1, 20.1 and 20.3 hereof. For purposes of this Section 17, Lessee shall be deemed to have tendered the sums referred to herein regardless of whether they are paid through the payment of damages or other sums by Lessee pursuant to the Lease, the actual application of any cash collateral or proceeds of other collateral held for Lessee's obligations, exercise of set-off rights, performance by Guarantor or otherwise.

SECTION 18.    LESSOR'S RIGHT TO CURE

                        18.1    Lessor's Right to Cure Lessee's Lease Defaults. Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including the failure by Lessee to maintain any insurance required by Section 14, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon the Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All out-of-pocket costs and expenses so incurred (including the fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand as Supplemental Rent. Lessor shall use commercially reasonable efforts to notify Lessee prior to Lessor remedying any Lease Event of Default by making any payment pursuant to this Section 18.1.

SECTION 19.    LEASE TERMINATION

                        19.1    Exercise of Options.

                        (a)    In connection with any termination of this Lease pursuant to the terms of Section 16.2, or in connection with Lessee's exercise of its Purchase Option or Maturity Date Purchase Option, or in connection with any conveyance of the Property to Lessee pursuant to Section 17.2, upon the date on which this Lease is to terminate, or upon the Expiration Date, or upon the date such conveyance is required under Section 17.2(b), and upon tender by Lessee of the amounts set forth in Section 16.2(b), 17.2, 20.1 or 20.2 as applicable:

            (i)   Lessor shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense a deed and assignment of all of the Property Interest, in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Operative Agreements, the applicable Mortgage and any Lessor Liens;

            (ii)   Lessor shall execute and deliver to Lessee any real estate tax affidavits, a FIRPTA affidavit and any other similar document required to be executed and delivered by law and in conformity with local custom;

            (iii)   The Property shall be conveyed to Lessee "AS IS" and in then present physical condition;

            (iv)   Lessor shall convey to Lessee all of its rights and interests in the Condominium Utility Entity and under the Condominium Documents; and

            (v)   Lessor and SPC shall cancel the Guarantee.

                        (b)    Upon compliance with the provisions of Section 20.3 and the tender of the amounts required thereunder:

            (i)   Lessor shall cause the Investors to execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense an assignment of all of the Investors' beneficiary interest in the Lessor and all of the Investors' Certificates (collectively, the "Beneficiary Interest") in conformity with local custom, with title to the Beneficiary Interest and the Property free and clear of the Lien of the Operative Agreements and the applicable Mortgage and any Lessor Liens; and

            (ii)   The Beneficiary Interest shall be conveyed to Lessee "AS IS," except for a warranty that such interest is conveyed free and clear of Lessor Liens and that Lessor has incurred no liabilities other than those arising or permitted under the Operative Agreements or relating to the Property.

                        (c)    After Lessee has irrevocably exercised its right to purchase the Property or the Beneficiary Interest, provided (i) no Lease Default or Lease Event of Default has occurred and is then continuing (other than a Lease Default or Event of Default which will be cured by such purchase), and (ii) Lessee is not released with respect to its obligations relating to such purchase, then Lessee, effective as of the closing of the sale of the Property or the Beneficiary Interest, as the case may be, may assign to a third party the right to take title to the Property or the Beneficiary Interest, as the case may be.

                        19.2    Effect of Conveyance. Any conveyance of the Property Interest or Investors' Beneficiary Interest to Lessee or any applicable purchaser or designee pursuant to Sections 16, 17, 19.1, 20 or 21 shall cut off and terminate any interest in the Improvements or other Property Interest claimed by, through or under Lessor, including any Lien or other interest claimed by the Agent Bank, Banks, Investors, the Collateral Agent, the Collateral Trustee, the SPC Secured Parties or any other Participant. At the request of Lessee, each of said parties shall execute, acknowledge and deliver such releases, terminations and reconveyances (at the cost of Lessee) as may be reasonably necessary to clear (in the case of the Agent Bank) such Liens and other interests.

SECTION 20.    PURCHASE OPTION

                        20.1    Purchase Option. Regardless of whether any Lease Default or Lease Event of Default shall have occurred and be continuing (other than as set forth in Section 17.7), Lessee shall have the option (exercisable by giving Lessor irrevocable written notice (the "Purchase Notice"), of Lessee's election to purchase the Property on the date specified in such Purchase Notice, at a price equal to the Termination Value (the "Purchase Option Price") (which the parties do not intend to be a "bargain" purchase price for purposes of (SFAS) No. 13). If Lessee exercises its option to purchase the Property pursuant to this Section 20.1 (the "Purchase Option"), Lessor shall quitclaim to Lessee or Lessee's designee all of Lessor's interest, in and to the Property as of the date specified in the Purchase Notice upon receipt of the Purchase Option Price and all Rent and other amounts then due and payable under this Lease and any other Operative Agreement, all in accordance with Section 19.1. Lessee may designate, in the Purchase Notice or otherwise, the transferee or transferees to whom the conveyance shall be made (if other than to Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause Lessee to be released, fully or partially, from any of its obligations under this Lease, including, without limitation, the obligation to pay to Lessor the Purchase Option Price on the date specified in the Purchase Notice.

                        20.2    Maturity Date Purchase Option. Not less than twelve (12) months prior to the Maturity Date, Lessee may give Lessor irrevocable written notice (the "Maturity Date Election Notice") that Lessee does not intend to exercise its Maturity Date Purchase Option. If Lessee does not give a Maturity Date Election Notice on or before the date twelve (12) months prior to the Maturity Date, then Lessee shall be deemed to have irrevocably exercised the Maturity Date Purchase Option. If Lessee does timely give a Maturity Date Election Notice, Lessee shall be obligated to remarket the Property pursuant to Section 21. If Lessee is deemed to have exercised the Maturity Date Purchase Option, then on the Maturity Date (or such earlier date as is specified by Lessee in a written notice delivered at least ten (10) days prior to such earlier date) Lessee shall pay to Lessor an amount equal to the Termination Value for the Property or the Beneficiary Interest, as Lessee may elect in its sole discretion (which the parties do not intend to be a "bargain" purchase price for purposes of (SFAS) No. 13) and, upon receipt of such amount plus all Rent and other amounts then due and payable under this Lease and any other Operative Agreement, Lessor shall transfer to Lessee or Lessee's designee all of Lessor's right, title and interest in and to the Property in accordance with Section 19.1(a) or all of the Investors' right, title and interest in and to the Certificates and the Beneficiary Interest in accordance with Section 19.1(b), as applicable. Failure by Lessee to elect the Maturity Date Purchase Option with respect to the Property or the Beneficiary Interest shall be deemed Lessee's election to acquire Lessor's right, title and interest in and to the Property in accordance with Section 19.1(a).

                        20.3    Beneficiary Interest Purchase Option.  (a)  In lieu of exercising Lessee's Purchase Option with respect to the entire remaining Property, as provided in Section 20.1, Lessee shall have the option (exercisable by giving Lessor irrevocable written notice (the "BI Purchase Notice") at Lessee's election, to purchase the Investors' entire right, title and interest in the Certificates and the Beneficiary Interest on the date specified in such BI Purchase Notice (the "BI Purchase Closing Date"), which closing date must occur prior to the Maturity Date, at a price equal to the Termination Value (the "BI Purchase Option Price") (which the parties do not intend to be a "bargain" purchase price for purposes of (SFAS) No. 13). If Lessee exercises its option to purchase the Investors' Beneficiary Interest pursuant to this Section 20.3 (the "BI Purchase Option"), the Investors shall assign to Lessee or Lessee's designee all of the Investors' Beneficiary Interest and shall convey to Lessee or Lessee's designee their entire right, title and interest in the Certificates as of the date specified in the BI Purchase Notice upon receipt of the BI Purchase Option Price (which shall be applied in accordance with Section 13 of the Participation Agreement) and all Rent and other amounts then due and payable under this Lease and any other Operative Agreement, in accordance with Section 19.1. Lessee may designate, in the Purchase Notice, the transferee or transferees of the Beneficiary Interest to whom the assignment and conveyance shall be made (if other than to Lessee), in which case such assignment and conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause Lessee to be released, fully or partially, from any of its obligations under this Lease, including, without limitation, the obligation to pay to Lessor the BI Purchase Option Price on the date specified in the BI Purchase Notice. The Lessee shall have the right to elect by written notice to the Lessor and the Lender to have all or part of the BI Purchase Option Price paid by liquidation of the Collateral.

                        (b)    Upon payment of the BI Purchase Option Price in full on the BI Purchase Closing Date as provided herein, Lessor shall cause the SPC and Collateral Agent to release the Mortgage and Operative Documents on the Property and cancel the SPC Notes and the Guarantee, effective as of the BI Purchase Closing Date, and shall cause the Property to be otherwise free of any other Lessor Liens on the BI Purchase Closing Date.

                        (c)    Lessee shall indemnify and hold harmless the Lessor and the Investors for any loss, costs, expenses, taxes, Impositions or withholding imposed upon or incurred by Lessor or any Investor (other than those excluded from Lessee's indemnification obligation in Sections 12.1 and 12.2 of the Participation Agreement) in connection with the transfer of any Beneficiary Interest pursuant to Section 20.3 of this Lease that would not otherwise have been imposed or payable by such party if the Property were conveyed in accordance with Section 20.1 hereof.

SECTION 21.    SALE OF PROPERTY

                        21.1    Sale Procedure.  (a)  Unless Lessee shall have elected (or is deemed to have elected) to purchase the Property and has paid the Purchase Option Price or BI Purchase Option Price, or otherwise terminated this Lease and paid the Termination Value (in which case Lessor shall comply with the provisions of Section 19.1), Lessee shall (i) pay to Lessor the Maximum Residual Guarantee Amount as provided for in Section 21.1(c), and (ii) market the Property for sale, as a whole, to a third party for cash in accordance with Section 21.1(b).

                        (b)    During the Marketing Period, Lessee, as nonexclusive broker for Lessor, shall use its best efforts to obtain bids for the cash purchase of the Property for its Fair Market Sales Value, shall notify Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for the Property and shall provide Lessor with such additional information about the bids and the bid solicitation procedure as Lessor may request from time to time. Lessor and/ or the Investors may reject any and all bids and Lessor may assume sole responsibility for obtaining bids by giving Lessee written notice to that effect; provided, however, that notwithstanding the foregoing, Lessor may not reject a bid if such bid, together with any amounts to be paid pursuant to Section 21.3, is greater than or equal to the sum of the Limited Deficiency Amount and all costs and expenses referred to in Section 21.2(i) and is a bona fide offer by a third party purchaser who is not an Affiliate of Lessee. If the price which a prospective purchaser shall have offered to pay for the Property is, together with any amounts to be paid pursuant to Section 21.3, less than the sum of the Limited Deficiency Amount and all costs and expenses referred to in Section 21.2(i), Lessor may elect to retain the Property by giving Lessee at least two (2) days' prior written notice of Lessor's election to retain the Property, and upon receipt of such notice, Lessee shall surrender the Property to Lessor pursuant to Section 10.2. Unless Lessor shall have elected to retain the Property pursuant to the preceding sentence, Lessor shall sell the Property free of the Lien of this Lease, the Lien of the Operative Agreements and the Mortgage and any Lessor Liens, without recourse or warranty, for cash to the purchaser identified by Lessee or Lessor, as the case may be, in accordance with clauses (i) through (iv) of Section 19.1; provided, however, Lessee shall make such representations and warranties to such purchaser as are customary for properties of similar size and use in the State of California. Lessee shall surrender the Property so sold to each purchaser in the condition specified in Section 10.2.

                        (c)    On the date during the Marketing Period on which the Property is sold or surrendered to Lessor pursuant to Section 21.1(b), or on the Maturity Date if the Property remains unsold, Lessee shall pay to Lessor the Maximum Residual Guarantee Amount, whereupon Lessor and SPC shall cancel the Guarantee.

                        21.2    Application of Proceeds of Sale. Lessor shall apply the proceeds of sale of the Property in the following order of priority:

            (i)   FIRST, to pay or to reimburse Lessor for the payment of all reasonable costs and expenses incurred by Lessor in connection with the sale; and

            (ii)   SECOND, the balance shall be paid to the Collateral Agent to be applied pursuant to the provisions of Section 13.5 of the Participation Agreement.

                        21.3    Indemnity for Excessive Wear. If the proceeds of the sale described in Section 21.1(b), less all expenses incurred by Lessor in connection with such sale, shall be less than the Limited Deficiency Amount at the time of such sale and if it shall have been determined (pursuant to Section 21.4) that the Fair Market Sales Value shall have been impaired by greater than expected wear and tear during the Term, Lessee shall pay to Lessor within ten (10) days after receipt of Lessor's written statement (i) the amount of such wear and tear determined by an Appraisal pursuant to Section 21.4 or (ii) the amount of the Net Sale Proceeds Shortfall, whichever amount is less.

                        21.4    Appraisal Procedure. The Fair Market Sales Value of the Property or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure, shall be determined pursuant to an Appraisal. The fees and expenses of the Appraiser shall be paid by the Lessee.

                        21.5    Lessor's Rights; Certain Obligations Continue. Lessor and/ or the Investors shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Section 21. During the Marketing Period, the obligation of Lessee to pay Rent with respect to the Property (including the installment of Basic Rent due on the Maturity Date) shall continue undiminished until payment in full to Lessor of the sale proceeds, the Maximum Residual Guarantee Amount, if any, the amount due under Section 21.3, if any, and all other amounts due to Lessor with respect to the Property.

SECTION 22.    HOLDING OVER

                        22.1    Holding Over. If Lessee shall for any reason remain in possession of the Property after the expiration or earlier termination of this Lease (unless the Property is conveyed to Lessee), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to the Property and Lessee shall continue to pay Basic Rent at an annual rate equal to the rate payable hereunder immediately preceding such expiration or earlier termination; provided, however, that from and after the sixtieth (60th) day Lessee shall remain in possession of the Property after such expiration or earlier termination, Lessee shall pay Basic Rent at an annual rate equal to two hundred percent (200%) of the Basic Rent payable hereunder (exclusive of Basic Rent payable on the Maturity Date) immediately preceding such expiration or earlier termination. Such Basic Rent shall be payable from time to time upon demand by Lessor. During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the Property. Nothing contained in this Section 22 shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to the Property and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of the Property or exercising any other remedy available to Lessor at law or in equity.

SECTION 23.    RISK OF LOSS

                        23.1    Risk of Loss. Except as provided in Section 21, the risk of loss of or decrease in the enjoyment and beneficial use of the Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.

SECTION 24.    SUBLETTING AND ASSIGNMENT

                        24.1    Assignment. Lessee may not assign this Lease or any of its rights or obligations hereunder in whole or in part. Notwithstanding the foregoing, Lessee may, so long as no Lease Event of Default has occurred and is continuing, upon prior written notice to Lessor, assign this Lease and all of the Lessee's rights and obligations thereunder to an Affiliate of Lessee pursuant to an assignment and assumption agreement and such other documentation, including opinions of counsel, all in form and substance satisfactory to Lessor. Any such assignment shall not release the Lessee and Lessee shall remain directly and primarily liable for the performance of all of its obligations hereunder.

                        24.2    Subleases. Lessee may, without the consent of Lessor, sublease the Property or a portion thereof to any Person. No sublease or other relinquishment of possession of the Property shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to the Property, or any portion thereof, so sublet. Any sublease of the Property shall be made subject to and subordinate to this Lease and to the rights of Lessor hereunder, shall expire prior to the expiration of the Term and shall expressly provide for the surrender of the Property after a Lease Event of Default hereunder. Promptly following the execution and delivery of any sublease permitted by this Section 24, Lessee shall deliver a copy of such executed sublease to Lessor and the Collateral Agent.

SECTION 25.    ESTOPPEL CERTIFICATES

                        25.1    Estoppel Certificates.  At any time and from time to time upon not less than twenty (20) days' prior request by Lessor, the Lessee shall furnish to the Lessor a certificate signed by an individual having the office of vice president or higher of Lessee certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Lessor is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Lease as the Lessor may reasonably request. Any such certificate furnished pursuant to this Section 25 may be relied upon by the Lessor, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Lessor (or any Affiliate or assignee thereof).

SECTION 26.    NO WAIVER

                        26.1    No Waiver.  No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

SECTION 27.    ACCEPTANCE OF SURRENDER

                        27.1    Acceptance of Surrender.  (a)  Notwithstanding any prior election of the Lessee, if as of the Expiration Date, any Lease Default shall have occurred and be continuing, then Lessee shall be deemed to have irrevocably exercised the Maturity Date Purchase Option pursuant to Section 20.2.

                        (b)    Except as otherwise expressly provided in this Lease, and without limiting Lessor's conveyance obligations in Section 19.1, no surrender to Lessor of this Lease or of all or any portion of the Property or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and, prior to the payment or performance of all obligations under the Operative Agreements, the Collateral Agent, and no act by Lessor or the Collateral Agent or any representative or agent of Lessor or the Collateral Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.

SECTION 28.    NO MERGER OF TITLE

                        28.1    No Merger of Title.  There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) the Property Interest, or (c) a beneficial interest in Lessor, except in each case as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person.

SECTION 29.    NOTICES

                        29.1    Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person to be effective shall be given pursuant to the provisions of Section 14.3 of the Participation Agreement.

SECTION 30.    CONDOMINIUM PROVISIONS

                        30.1    Covenants. Lessee covenants and agrees that:

                        (a)    Lessee will pay when due and before any fine, penalty, interest or cost may be added thereto for the late payment or non-payment thereof, all Common Assessments imposed on Lessor and all other charges mentioned in and payable by Lessor under the Condominium Documents, and notwithstanding any other provision of this Lease, if Lessee shall fail so to do, Lessor may (but shall not be obligated to) pay such Common Assessments or other charges. Lessee will deliver to Lessor, upon request, copies of receipts or other proof satisfactory to Lessor evidencing such payments.

                        (b)    Lessee will comply with the Condominium Documents, and will do all things necessary to preserve and to keep unimpaired Lessor's rights, powers and privileges under the Condominium Documents and to prevent, so long as it is in Lessee's power to do so, the termination or expiration of the Condominium or the Condominium Documents or the withdrawal of any of the Property from a condominium form of ownership under the Act, to the end that Lessee may enjoy all of the rights granted to Lessor under the Condominium Documents; and, notwithstanding any other provision of this Lease, if Lessee shall fail so to do, Lessor may (but shall not be obligated to) take any action, without awaiting the expiration of any grace period, as Lessor deem necessary or desirable to prevent or cure, in whole or in part, any failure of compliance by Lessee under the Condominium Documents. Lessee will comply with the Condominium Documents and will notify Lessor of any failure by Lessee to comply therewith.

                        (c)    Lessee will (i) promptly notify Lessor of the receipt by Lessee of any notice from the Condominium Board or from an owner of any other unit of the Condominium asserting or claiming a default by Lessee under the Condominium Documents or lack of compliance by Lessee with the Condominium Documents, (ii) promptly notify Lessor of the receipt by Lessee of any notice or request from the Condominium Board or from an owner of any other unit of the Condominium of or for termination or purported termination of the Condominium or the Condominium Documents or of or for the commencement or taking of or intent to commence or take any action to terminate the Condominium or the Condominium Documents or to withdraw the Property, or any portion thereof, from condominium ownership pursuant to the Act or to seek any action for partition of the Condominium, and will promptly cause a copy of each such notice or request received by Lessee to be delivered to Lessor. Within five (5) business days of receipt thereof by Lessee, Lessee shall deliver to Lessor a copy of any other notice, statement or other communication issued by the Condominium Board. Lessee will promptly notify Lessor of the institution by the Condominium Board or owner of any other unit of the Condominium or any other Person of a proceeding to partition the Condominium or withdraw same from condominium ownership pursuant to the Act, and of the institution of any such partition or withdrawal proceeding, and will permit Lessor to participate in any such partition or withdrawal proceeding (but Lessor shall not be obligated so to do). Lessee will promptly deliver to Lessor a copy of each notice, pleading, brief and preliminary, interim and final determination or decision and other papers received by it in each such partition or withdrawal proceeding.

                        30.2    Assignment of Lessor's Rights under the Condominium Documents. Lessor hereby assigns to Lessee all rights, privileges, powers of appointment and removal and all other powers of Lessor now or hereafter arising, together with all credits, refunds and other sum of money to which Lessor is now or hereafter becomes entitled, under the Condominium Documents, and so long as no Lease Event of Default exists, grants Lessee a license to take action on behalf of the Lessor with respect to, or under the Condominium Documents, subject, however, to the following provisions:

                        (a)    Lessee may not vote in favor of or otherwise approve any amendment of the Condominium Deed without the prior written consent of Lessor;

                        (b)    Lessee may not waive any material right of Lessor under the Condominium Documents without the prior written consent of Lessor which shall not be unreasonably withheld or delayed;

                        (c)    Lessee may not convey the Condominium Units to the Condominium Board or otherwise without the prior written consent of Lessor;

                        (d)    Lessee will not, without the prior written consent of Lessor, terminate or cause any termination or expiration or, without the written consent of Lessor, modify or cause the modification of the Condominium or the Condominium Documents or any of the rights of Lessor under the Condominium Documents, or withdraw or cause the withdrawal of the Condominium by operation of law or otherwise from condominium ownership pursuant to the Condominium Act, or commence or prosecute any action or proceeding to partition the Condominium or cause or permit the Condominium to be partitioned pursuant to the Condominium Act or otherwise; and

                        (e)    Lessee may not, pursuant to the Condominium Documents or otherwise, vote in favor of any amendment of the Condominium Documents which, in Lessor's reasonable judgment, might adversely affect the rights or lien of the Mortgage or the rights of the holder of such lien of the Mortgage, without the prior written consent of Lessor.

SECTION 31.    MISCELLANEOUS

                        31.1    Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of Lessee provided in this Lease, including any right or option described in Sections 15, 16, 20 or 21, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, alive on the date of the execution and delivery of this Lease.

                        31.2    Amendments and Modifications. Neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by Lessor and Lessee.

                        31.3    Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                        31.4    Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

                        31.5    GOVERNING LAW. THIS LEASE HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT AS TO MATTERS RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF LIENS, SECURITY INTERESTS AND LEASEHOLD INTERESTS AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

                        31.6    Limitations on Recourse. Except as expressly set forth in the Operative Agreements (including, without limitation, Sections 14.16 and 14.20 of the Participation Agreement), Lessee agrees to look solely to Lessor's estate and interest in the Property, the proceeds of sale thereof, any insurance proceeds or any other award or any third party proceeds received by Lessor in connection with the Property for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor, the Trust Company, member, partner or other owner of an interest, direct or indirect, in Lessor, or any director, officer, shareholder, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment requiring the payment of money by Lessor in the event of liability by Lessor under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use of the Property or any other liability of Lessor to Lessee arising herefrom provided that nothing in this Section shall be construed to impair or limit the rights of Lessee against the Investors under the Operative Agreements. Nothing in this Section shall be interpreted so as to limit the terms of Section 6.1 or 6.2.

                        31.7    Memorandum of Lease. This Lease shall not be recorded, but Lessor and Lessee shall, on the Closing Date, execute and deliver a memorandum of this Lease (a "Memorandum of Lease") substantially in the form and substance as agreed to by Lessor and Lessee and otherwise in form suitable for recording under the laws of the State of California, which memorandum shall be recorded at the cost of Lessee.

                        31.8    Priority. On and prior to the Maturity Date and so long as no Lease Event of Default has occurred and is continuing, the Mortgage shall be subject and subordinate to this Lease and following the Maturity Date or if a Lease Event of Default shall have occurred and is continuing, the Mortgage, at the sole election of the Collateral Agent, shall be senior to this Lease without any further act by any Person. Nothing contained herein shall limit the obligations of the Collateral Agent or any other beneficiary of the Mortgage to reconvey the Mortgage in accordance with the terms of Section 8(b) thereof, even after a Lease Event of Default has occurred.

                        31.9    Usury Savings Provision. IT IS THE INTENT OF THE PARTIES HERETO TO CONFORM TO AND CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAW FROM TIME TO TIME IN EFFECT. TO THE EXTENT ANY RENT OR PAYMENTS HEREUNDER ARE HEREINAFTER CHARACTERIZED BY ANY COURT OF COMPETENT JURISDICTION AS THE REPAYMENT OF PRINCIPAL AND INTEREST THEREON, THIS SECTION 31.9 SHALL APPLY. ANY SUCH RENT OR PAYMENTS SO CHARACTERIZED AS INTEREST MAY BE REFERRED TO HEREIN AS "INTEREST." ALL AGREEMENTS AMONG THE PARTIES HERETO ARE HEREBY LIMITED BY THE PROVISIONS OF THIS PARAGRAPH WHICH SHALL OVERRIDE AND CONTROL ALL SUCH AGREEMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WRITTEN OR ORAL. IN NO WAY, NOR IN ANY EVENT OR CONTINGENCY (INCLUDING WITHOUT LIMITATION PREPAYMENT OR ACCELERATION OF THE MATURITY OF ANY OBLIGATION), SHALL ANY INTEREST TAKEN, RESERVED, CONTRACTED FOR, CHARGED, OR RECEIVED UNDER THIS LEASE OR OTHERWISE, EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMISSIBLE UNDER APPLICABLE LAW. IF, FROM ANY POSSIBLE CONSTRUCTION OF ANY OF THE OPERATIVE AGREEMENTS OR ANY OTHER DOCUMENT OR AGREEMENT, INTEREST WOULD OTHERWISE BE PAYABLE IN EXCESS OF THE MAXIMUM NONUSURIOUS AMOUNT, ANY SUCH CONSTRUCTION SHALL BE SUBJECT TO THE PROVISIONS OF THIS PARAGRAPH AND SUCH AMOUNTS UNDER SUCH DOCUMENTS OR AGREEMENTS SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED UNDER APPLICABLE LAW, WITHOUT THE NECESSITY OF EXECUTION OF ANY AMENDMENT OR NEW DOCUMENT OR AGREEMENT. IF LESSOR SHALL EVER RECEIVE ANYTHING OF VALUE WHICH IS CHARACTERIZED AS INTEREST WITH RESPECT TO THE OBLIGATIONS OWED HEREUNDER OR UNDER APPLICABLE LAW AND WHICH WOULD, APART FROM THIS PROVISION, BE IN EXCESS OF THE MAXIMUM LAWFUL AMOUNT, AN AMOUNT EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE INTEREST SHALL, WITHOUT PENALTY, BE APPLIED TO THE REDUCTION OF THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL AND NOT TO THE PAYMENT OF INTEREST, OR REFUNDED TO LESSEE OR ANY OTHER PAYOR THEREOF, IF AND TO THE EXTENT SUCH AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE EXCEEDS THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL. THE RIGHT TO DEMAND PAYMENT OF ANY AMOUNTS EVIDENCED BY ANY OF THE OPERATIVE AGREEMENTS DOES NOT INCLUDE THE RIGHT TO RECEIVE ANY INTEREST WHICH HAS NOT OTHERWISE ACCRUED ON THE DATE OF SUCH DEMAND, AND LESSOR DOES NOT INTEND TO CHARGE OR RECEIVE ANY UNEARNED INTEREST IN THE EVENT OF SUCH DEMAND. ALL INTEREST PAID OR AGREED TO BE PAID TO LESSOR SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE AMORTIZED, PRORATED, ALLOCATED, AND SPREAD THROUGHOUT THE FULL STATED TERM (INCLUDING WITHOUT LIMITATION ANY RENEWAL OR EXTENSION) OF THIS LEASE SO THAT THE AMOUNT OF INTEREST ON ACCOUNT OF SUCH PAYMENTS DOES NOT EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED BY APPLICABLE LAW.

                        31.10    Liability of Wilmington Trust FSB. It is expressly understood and agreed by the parties hereto that (i) this Lease is executed and delivered by Wilmington Trust Company not individually or personally but solely as co-trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of Lessor is made and intended not as personal representations, undertakings and agreements by Wilmington Trust FSB but is made and intended for the purpose of binding only the Lessor, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust FSB, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wilmington Trust FSB be personally liable for the payment of any indebtedness or expenses of any party hereto, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Lessor under this Lease; provided, however, that nothing in this Section 31.10 shall be construed to limit or expand the liability of Wilmington Trust FSB in its individual capacity for the consequences of its own willful misconduct or gross negligence (or simple negligence in the handling of funds received by it in accordance with the Operative Agreements) or breach of its representations, warranties or covenants made in its individual capacity.

                        IN WITNESS WHEREOF, the parties have caused this Lease be duly executed and delivered as of the date first above written.

GENENTECH, INC.

By:	/s/ ARTHUR D. LEVINSON, PH.D.
Name: Arthur D. Levinson, Ph.D. Title: Chairman, President and Chief Executive Officer

By:	/s/ LOUIS J. LAVIGNE, JR.
Name: Louis J. Lavigne, Jr. Title: Executive Vice President and Chief Financial Officer

VACAVILLE REAL ESTATE TRUST 2001

By:	Wilmington Trust FSB, not individually but solely as Trustee

By:	/s/ DONALD G. MACKELCAN
Name: Donald G. MacKelcan Title: Authorized Signer

                        Receipt of this original counterpart of the foregoing Lease is hereby acknowledged on this   26th   day of October, 2001.

THE CHASE MANHATTAN BANK, as Collateral Agent

By:	/s/ DAWN LEE LUM
Name: Dawn Lee Lum Title: Vice President